NEITHER THIS WARRANT NOR ISSUANCE OF THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF TO THE HOLDER HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS.  NEITHER THIS WARRANT NOR SUCH SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.

THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS PROVIDED IN SECTION 15.

No. U-____	Right to Purchase [_______]
Shares of Common Stock of
Berliner Communications, Inc.

BERLINER COMMUNICATIONS, INC.

Common Stock Purchase Warrant

January [__], 2010

BERLINER COMMUNICATIONS, INC., a Delaware corporation, hereby certifies that, for value received, [Holder] or permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m., New York City time, on the Expiration Date (such capitalized term and all other capitalized terms used herein having the respective meanings provided herein), [______] fully paid and nonassessable shares of Common Stock at a purchase price per share equal to the Purchase Price.  The number of such shares of Common Stock and the Purchase Price are subject to adjustment as provided in this Common Stock Purchase Warrant (this “Warrant”).
As used herein the following capitalized terms, unless the context otherwise requires, have the following respective meanings:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Aggregate Purchase Price” means at any time an amount equal to the product obtained by multiplying (i) the Purchase Price times (ii) the number of shares of Common Stock for which this Warrant may be exercised at such time.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

“Common Stock” includes the Company’s common stock, par value $.00002 per share, and any other securities into which or for which the Common Stock may be converted or exchanged hereunder in accordance with the terms hereof.

“Company” shall include Berliner Communications, Inc., a Delaware corporation, and any corporation that shall succeed to or assume the obligations of Berliner Communications, Inc. hereunder in accordance with the terms hereof.

“Current Fair Market Value” means when used with respect to the Common Stock as of a specified date with respect to each share of Common Stock, the average of the closing prices of the Common Stock sold on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the last sales price on all such exchanges at the end of the most recent day on which there was a sale on any such exchange, or, if on the day of determination of Current Fair Market Value the Common Stock is not so listed, the average of the last sales price quoted in the NASDAQ System as of 4:00 p.m., New York City time, or, if on such day the Common Stock is not quoted in the NASDAQ System, the average of the last sales price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of the five most recent Trading Days on which sales of the Company’s stock occurred prior to the day as of which the Current Fair Market Value of Common Stock is being determined (or if such day is not a Trading Day, the Trading Day next preceding such day).  If on the date for which Current Fair Market Value is to be determined the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Current Fair Market Value of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not an employee or director of the Company at the time of determination) in an arms’-length transaction for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors.

“Expiration Date” means the earlier of September 28, 2017 or the date this Warrant has been fully exercised.

“Issuance Date” means January [__], 2010.

“Nasdaq” means the Nasdaq Global Market or Global Select Market.

“Other Securities” means any stock (other than Common Stock) and other securities of the Company or any other Person which the Holder at any time shall be entitled to receive hereunder in accordance with the terms hereof upon the exercise of this Warrant.

“Person” means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, governmental agency or any other form of entity not specifically listed herein.

“Purchase Price” means $2.50, subject to adjustment as provided in this Warrant.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rule 144A” means Rule 144A as promulgated under the 1933 Act (or any successor provision).

“SEC” means the Securities and Exchange Commission.

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

“Tender Offer” means a tender offer, exchange offer or other offer by the Company to repurchase outstanding shares of its capital stock.

“Trading Day” means at any time a day on which any of a national securities exchange, Nasdaq or such other securities market as at such time constitutes the principal securities market for the Common Stock is open for general trading of securities.

1.           Exercise of Warrant.

(a)           Exercise.  This Warrant may be exercised by the Holder at any time or from time to time, on any Business Day on or before the Expiration Date, for all, but not less than all, of the number of shares of Common Stock purchasable upon its exercise by (i) surrendering this Warrant to the Company, (ii) giving a subscription form in the form of Exhibit 1 to this Warrant (duly executed by the Holder) to the Company, and (iii) making payment, in cash or by certified or official bank check payable to the order of the Company, or by wire transfer of funds to the account of the Company, in any such case, in an amount equal to the Aggregate Purchase Price.  The subscription form may be surrendered by telephone line facsimile transmission to such telephone number for the Company as shall have been specified in writing to the Holder by the Company; provided, however, that if the subscription form is given to the Company by telephone line facsimile transmission the Holder shall send an original of such subscription form to the Company within five Business Days after such subscription form is so given to the Company; provided further, however, that any failure or delay on the part of the Holder in giving such original of any subscription form shall not affect the validity or the date on which such subscription form is so given by telephone line facsimile transmission.

(b)           Net Exercise.  The Holder may elect to exercise this Warrant for all, but not less than all, of the number of shares of Common Stock purchasable upon its exercise by receiving shares of Common Stock equal to the net issuance value (as determined below) of this Warrant upon surrender of the subscription form annexed hereto (duly executed by the Holder) to the Company (followed by surrender of this Warrant to the Company within three Trading Days after surrender of such subscription form), in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X	=	Y x (A - B) A

where,

X =	the number of shares of Common Stock to be issued to the Holder

Y =	the number of shares of Common Stock as to which this Warrant may be exercised

A =	the Current Fair Market Value of one share of Common Stock calculated as of the last Trading Day immediately preceding the exercise of this Warrant

B =	the Purchase Price

2.           Delivery of Stock Certificates, etc., on Exercise.  As soon as practicable after the exercise of this Warrant and in any event within three Trading Days thereafter, upon the terms and subject to the conditions of this Warrant, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully-paid and nonassessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, in such denominations as may be requested by the Holder, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Current Fair Market Value of one full share, together with any other stock or Other Securities or any property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 1 or otherwise.  The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant or payment of cash to any Person other than the Holder, and in case of such transfer or payment the Company shall not be required to deliver any certificate for shares of Common Stock (or Other Securities) upon such exercise or pay any cash until such tax or charge has been paid or it has been established to the Company’s reasonable satisfaction that no such tax or charge is due.

3.           Subdivision or Combination of Common Stock.  If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the number of shares issuable upon exercise of this Warrant will be proportionately increased and the Purchase Price will be proportionately decreased, and if the Company at any time combines (by reverse stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the number of shares issuable upon exercise of this Warrant will be proportionately decreased and the Purchase Price will be proportionately increased.

4.           Effect of Reclassification, Consolidation, Merger or Sale.

(a)           If any of the following events occur, (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any transaction or event in connection with which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (whether by means of a Tender Offer, liquidation, consolidation, merger, share exchange, combination, reclassification, recapitalization, or otherwise), or (iii) any sale or transfer of all or substantially all of the assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then as a condition precedent to the consummation of such event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that (x) this Warrant shall thereafter entitle the Holder to purchase the kind and amount of shares of stock and Other Securities or property or assets (including cash) receivable upon such event by the holder of a number of shares of Common Stock issuable upon exercise of this Warrant (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to exercise this Warrant) immediately prior to such event assuming such holder of Common Stock did not exercise such holder’s rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such event (provided that, if the kind or amount of securities, cash or other property receivable upon such event is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 4 the kind and amount of securities, cash or other property receivable upon such event for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares), (y) in the case of any such successor or purchasing Person, upon such event such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company’s obligations under this Warrant, and (z) if registration or qualification is required under the 1933 Act or applicable state law for the public resale by the Holder of such shares of stock and Other Securities so issuable upon exercise of this Warrant, such registration or qualification shall be completed prior to such event.  Such written agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant.  If, in the case of any such event, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such event, then such written agreement shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b)           The provisions of this Section 4 shall similarly apply to successive applicable events.

5.           Tax Adjustments.  The Company may make such reductions in the Purchase Price, in addition to those required by Section 3, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

6.           Notice of Adjustments.  Whenever the Purchase Price is adjusted as herein provided, the Company shall promptly, but in no event later than ten Trading Days thereafter, give a notice to the Holder setting forth the Purchase Price and number of shares of Common Stock which may be purchased upon exercise of this Warrant after such adjustment and setting forth a brief statement of the facts requiring such adjustment but which such statement shall not include any information which would be material non-public information for purposes of the 1934 Act.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

7.           Notice to Holder Prior to Certain Actions.  In case after the Issuance Date:

(a)           the Board of Directors shall authorize any event referenced in clauses (i), (ii) or (iii) of Section 4(a); or

(b)           there shall be pending the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall give the Holder, as promptly as possible but in any event at least ten Trading Days prior to the applicable date hereinafter specified, a notice stating the date on which such event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record who shall be entitled to exchange their Common Stock for securities or other property deliverable upon such event, dissolution, liquidation or winding-up shall be determined.  Such notice shall not include any information which would be material non-public information for purposes of the 1934 Act.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event, dissolution, liquidation or winding-up.  In the case of any such action of which the Company gives such notice to the Holder or is required to give such notice to the Holder, the Holder shall be entitled to give a subscription form to exercise this Warrant that is contingent on the completion of such action.

8.           Reservation of Stock, etc., Issuable on Exercise of Warrants.  The Company will at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for issuance and delivery on the exercise of this Warrant, a sufficient number of shares of Common Stock (or Other Securities) to effect the full exercise of this Warrant and the exercise, conversion or exchange of any other warrant or security of the Company exercisable for, convertible into, exchangeable for or otherwise entitling the holder to acquire shares of Common Stock (or Other Securities), and if at any time the number of authorized but unissued shares of Common Stock (or Other Securities) shall not be sufficient to effect such exercise, conversion or exchange, the Company shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock (or Other Securities) to such number as shall be sufficient for such purposes.

9.           Transfer of Warrant.  This Warrant shall inure to the benefit of the successors to and assigns of the Holder; provided, however, this Warrant may not be pledged, sold, assigned or otherwise transferred, directly or indirectly, by operation of law, change of control, or otherwise, without the prior written consent of the Company.  This Warrant and all rights hereunder are registrable at the office or agency of the Company referred to below by the Holder in Person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed accompanied by an assignment form in the form attached to this Warrant, or other customary form approved by the Company, duly executed by the transferring Holder.

10.           Register of Warrants.  The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the Holder), a register in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each successor and prior owner of such Warrant.  The Company shall be entitled to treat the Person in whose name this Warrant is so registered as the sole and absolute owner of this Warrant for all purposes.

11.           Replacement of Warrant.  On receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (i) in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory in form to the Company (and without the requirement to post any bond or other security), or (ii) in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver to the Holder a new Warrant of like tenor without charge to the Holder.

12.           Warrant Agent.  The Company may, by written notice to the Holder, appoint the transfer agent and registrar for the Common Stock as the Company’s agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, and the Company may, by written notice to the Holder, appoint an agent having an office in the United States of America for the purpose of replacing this Warrant pursuant to Section 11, or any of the foregoing, and thereafter any such replacement shall be made at such office by such agent.

13.           No Rights or Liabilities as a Stockholder.  This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.  Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company.  No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Common Stock (or Other Securities) purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

14.           Notices, etc.  All notices and other communications from the Company to the Holder shall be mailed by first class certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by the Holder or at the address shown for the Holder on the register of Warrants referred to in Section 10.

15.           Transfer Restrictions.  This Warrant has not been and is not being registered under the provisions of the 1933 Act or any state securities laws and this Warrant may not be transferred unless (i) the transferee is an “accredited investor” (as defined in Regulation D under the 1933 Act) or a QIB in a transfer that meets the requirements of Rule 144A and (ii) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Warrant may be sold or transferred without registration under the 1933 Act.  Prior to any such transfer, such transferee shall have represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing and has had the opportunity to obtain and review certain reports and other information concerning the Company which at the time of such transfer have been filed by the Company with the SEC pursuant to the 1934 Act.

16.           Legend.  Unless theretofore registered for resale under the 1933 Act, each certificate for shares issued upon exercise of this Warrant shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE RESOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.

17.           Amendment; Waiver.  This Warrant and any terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

18.           Miscellaneous.  This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of New York.  The headings, captions and footers in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

* * * * *

[The Remainder Of This Page Is Intentionally Left Blank.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed on its behalf by one of its officers thereunto duly authorized.

BERLINER COMMUNICATIONS, INC.

By:

Name:
Title:

Signature Page to
Common Stock Purchase Warrant

ASSIGNMENT

For value ______________ hereby sell(s), assign(s) and transfer(s) unto ______________ (Please insert social security or other Taxpayer Identification Number of assignee: _____________) the attached original, executed Common Stock Purchase Warrant (the “Warrant”) to purchase ________ shares of Common Stock of Berliner Communications, Inc., a Delaware corporation (the “Company”), and hereby irrevocably constitutes and appoints ______________ attorney to transfer the Warrant on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Warrant within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the 1933 Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the 1933 Act), the undersigned confirms that such Warrant is being transferred:

☐	To the Company or a subsidiary thereof; or

☐	To a QIB pursuant to and in compliance with Rule 144A; or

☐	To an “accredited investor” (as defined in Regulation D under the 1933 Act) pursuant to and in compliance with the 1933 Act; or

☐	Pursuant to and in compliance with Rule 144 under the 1933 Act;
and unless the box below is checked, the undersigned confirms that, to the knowledge of the undersigned, such Warrant is not being transferred to an “affiliate” (as defined in Rule 144 under the 1933 Act) of the Company.

☐	The transferee is an affiliate of the Company.

Capitalized terms used in this Assignment and not defined in this Assignment shall have the respective meanings provided in the Warrant.

Dated:	Name:

Signature(s)

Exhibit 1

FORM OF SUBSCRIPTION

BERLINER COMMUNICATIONS, INC.

(To be signed only on exercise of Common Stock Purchase Warrant)

TO:	Berliner Communications, Inc.
[Address]

Attention: Chief Executive Officer

Facsimile No.: (___) ___-____

1.         The undersigned Holder of the attached original, executed Common Stock Purchase Warrant (the “Warrant”) hereby elects to exercise its purchase right under such Warrant with respect to _______ shares (the “Exercise Shares”) of Common Stock, as defined in the Warrant, of Berliner Communications, Inc., a Delaware corporation (the “Company”).

2.         The undersigned Holder (check one):

☐
elects to pay the Aggregate Purchase Price for such shares of Common Stock (i) in lawful money of the United States or by the enclosed certified or official bank check payable in United States dollars to the order of the Company in the amount of $_________, or (ii) by wire transfer of United States funds to the account of the Company in the amount of $_________, which transfer has been made before or simultaneously with the delivery of this Form of Subscription pursuant to the instructions of the Company;

or

☐	elects to receive shares of Common Stock having a value equal to the value of the Warrant calculated in accordance with Section 1(b) of the Warrant.

3.        Please issue a stock certificate or certificates representing the appropriate number of shares of Common Stock in the name of the undersigned or in such other name(s) as is specified below:

Name:

Address:

Social Security or Tax Identification Number (if any):

Ex-1

Dated:
(Signature must conform to name of Holder as specified on the face of the Warrant)

(Address)

Ex-2